Exhibit 99.8

Key Messages and Top Questions

Key Messages

•	Provides significant and certain value to Intermec shareholders.

•	The transaction represents a 48% premium to Intermec’s closing stock price on November 1, 2012, the last trading day prior to the company announcing it had retained a financial advisor.

•	Conducted comprehensive process with outside advisors.

•	After careful evaluation of a range of opportunities available to us, the Board concluded that a transaction with Honeywell is overall result for all stakeholders and maximizes shareholder value.

•	Enables the best possible long-term outcome.

•	The combination of our history of innovation and engineering expertise, global reach and leading products and solutions fits well with the significant global scale and resources of Honeywell.

•	Accelerates the pursuit of our strategic objectives.

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When the transaction closes we will be able to leverage Honeywell’s much larger and broader capabilities, especially its deep customer and supplier relationships, as well as the vast resource base and technical knowledge.

Top Questions

1.	Why does this transaction make sense for Intermec?

•	We believe this transaction is good result for our constituents.

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This transaction is the culmination of a process that began when we announced we were exploring strategic alternatives. Since then, our Board of Directors examined several paths to maximize value for Intermec shareholders.

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The Board determined that a sale to Honeywell is in the best interest of our shareholders who will receive an all cash, 48% premium to Intermec’s closing stock price on November 1, 2012, the last trading day prior to the company announcing it had retained a financial advisor.

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Our customers will benefit from an improved market position and increased scale and resources and there will be greater variety opportunities for Intermec employees as part of a larger global organization.

2.	Why Honeywell?

•	Our Board of Directors, in conjunction with our advisors, determined that Honeywell’s offer was the best way to maximize value for shareholders.

•	For the company, this merger is an opportunity for us to join forces with another, much larger leader in our sector, to create an even stronger organization.

•	Intermec has a long history of innovation and its employees, solutions and products are in a leadership position within the AIDC industry.

•	Honeywell recognized Intermec was the lone remaining company in the AIDC industry with the size, scale, products and history of innovation to compliment what it already had.

•	They have a proven and successful history and their financial strength is undeniable.

3.	Did you receive other proposals? When? What were the terms?

•	The details of our strategic alternatives process will be disclosed in our proxy filing with the SEC which is expected to be filed by early January.

•	Honeywell’s offer was the most attractive with respect to value and certainty of closing.

4.	When do you expect this transaction to close?

•	Subject to the necessary approvals and customary closing conditions, we anticipate the transaction will close by the end of the second quarter 2013.

5.	How will this impact Intermec employees?

•	For now, it’s business as usual – but we expect there will be changes as part of Honeywell. It’s too early to be specific but we know Honeywell values our people and technology.

Important Additional Information about the Merger Transaction

Intermec plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the merger transaction. This communication does not constitute a solicitation of any vote or approval. The proxy statement and other documents to be filed with the SEC related to the merger transaction will contain important information about Honeywell, Intermec, the merger transaction and related matters. Investors are urged to carefully read the proxy statement and other documents to be filed with the SEC in connection with the merger transaction or incorporated by reference into the proxy statement, when available. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Intermec through the website maintained by the SEC at www.sec.gov or by contacting Intermec Investor Relations at (425) 348-2600. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Intermec’s website at www.intermec.com. (Which website is not incorporated herein by reference).

Intermec and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Intermec’s stockholders in connection with the proposed merger transaction will be set forth in the proxy statement described above when it is filed with the SEC. Additional information regarding Intermec’s executive officers and directors, including stockholdings, is included in Intermec’s definitive proxy statement, for 2012 which was filed with the SEC on April 12, 2012. You can obtain free copies of this document from Intermec using the contact information above.

Forward-Looking Statements

Statements made in this communication and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the closing of the merger transaction, the expected timing of the merger transaction and the potential effects of the merger transaction, including if it does not close.

These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this communication, including: the ability to obtain regulatory approvals of the merger transaction on the proposed terms and schedule; the failure of Intermec’s stockholders to approve the merger transaction; disruption to our business, including customer, employee and supplier relationships resulting from the merger transaction; the effect of the merger transaction on pricing, spending, third-party relationships and revenues; and other factors described in Intermec’s reports filed with the SEC, including our annual report for the year ended December 31, 2011 and subsequent quarterly reports, filed with the SEC, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except to the extent required by law, Intermec disclaims any obligation to update any forward-looking statements after the distribution of this communication, whether as a result of new information, future events, changes in assumptions, or otherwise.

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